UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2014

Summit Midstream Partners, LP

 (Exact name of registrant as specified in its charter)

Delaware	001-35666	45-5200503
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2100 McKinney Avenue

Suite 1250

Dallas, Texas 75201

(Address of principal executive offices) (Zip Code)

Registrants’ telephone number, including area code: (214) 242-1955

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Underwriting Agreement

On July 9, 2014, Summit Midstream Holdings, LLC (“Summit Holdings”), Summit Midstream Finance Corp. (“Finance Corp.” and, together with Summit Holdings, the “Issuers”), Summit Midstream GP, LLC (the “General Partner”), and Summit Midstream Partners, LP (“SMLP”) and certain subsidiary guarantors (collectively, the “Subsidiary Guarantors” and, together with SMLP, the “Guarantors”) entered into an underwriting agreement (the “Underwriting Agreement”) with Deutsche Bank Securities Inc., as representative of the several underwriters named therein (collectively, the “Underwriters”), to sell $300 million aggregate principal amount of the Issuers’ 5½% Senior Notes due 2022 (the “Notes”).  The offering of the Notes (the “Offering”) was registered with the Securities and Exchange Commission (the “Commission”) pursuant to a Registration Statement on Form S-3 (File No. 333-197311), filed by SMLP and the Issuers on July 8, 2014 (the “Registration Statement”), as supplemented by a prospectus supplement, dated July 9, 2014 (the “Prospectus Supplement”), filed by SMLP and the Issuers with the Commission on July 10, 2014 pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended.

The Underwriting Agreement contains customary representations, warranties and agreements of the Issuers, the General Partner and the Guarantors (collectively, the “Partnership Parties”), and customary indemnification rights and obligations of the parties.

The Offering closed on July 15, 2014 and Summit Holdings used the net proceeds to repay a portion of the indebtedness outstanding under its revolving credit facility.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Indenture

The Issuers issued the Notes pursuant to an indenture, dated as of July 15, 2014 (the “Base Indenture”), by and among the Issuers and U.S. Bank National Association, as trustee (the “Trustee”), as amended and supplemented by the First Supplemental Indenture, dated as of July 15, 2014 (the “First Supplemental Indenture”), by and among the Issuers, the Guarantors and the Trustee, setting forth the specific terms applicable to the Notes.  The Base Indenture, as amended and supplemented by the First Supplemental Indenture, is referred to herein as the “Indenture.” The Notes will mature on August 15, 2022. Interest on the Notes is payable semi-annually in arrears on February 15 and August 15 of each year, beginning on February 15, 2015. The Notes will be fully and unconditionally guaranteed on a joint and several basis by SMLP and all existing and certain future subsidiaries of SMLP (other than the Issuers).

At any time prior to August 15, 2017, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Notes issued under the Indenture at a redemption price of 105.500% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to, but not including, the redemption date, with the net cash proceeds of certain equity offerings. On and after August 15, 2017, the Issuers may redeem all or a part of the Notes at redemption prices (expressed as percentages of principal amount) equal to (i) 104.125% for the twelve-month period beginning on August 15, 2017; (ii) 102.750% for the twelve-month period beginning on August 15, 2018; (iii) 101.375% for the twelve month-period beginning on August 15, 2019; and (iv) 100.000% for the twelve-month period beginning on August 15, 2020 and at any time thereafter, plus accrued and unpaid interest.

The Indenture restricts SMLP’s and the Issuers’ ability and the ability of certain of their subsidiaries to: (i) incur additional debt or issue preferred stock; (ii) make distributions, repurchase equity or redeem subordinated debt; (iii) make payments on subordinated indebtedness; (iv) create liens or other encumbrances; (v) make investments, loans or other guarantees; (vi) sell or otherwise dispose of a portion of their assets; (vii) engage in transactions with affiliates; and (viii) make acquisitions or merge or consolidate with another entity. These covenants are subject to a number of important exceptions and qualifications. At any time when the Notes are rated investment grade by either of Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Services and no Default or Event of Default (each as defined in the Indenture) has occurred and is continuing, many of these covenants will terminate.

The Indenture provides that each of the following is an Event of Default: (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in payment when due of the principal of, or premium, if any, on the Notes; (iii) failure by the Issuers or SMLP to comply with certain covenants relating to merger, consolidation, sale of assets, change of control or asset sales; (iv) failure by SMLP for 180 days after notice to comply with certain covenants relating to the filing of annual, quarterly and current reports with the Commission; (v) failure by the Issuers or SMLP for 30 days after notice to comply with any of the other agreements in the Indenture; (vi) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by SMLP or any of its restricted subsidiaries (or the payment of which is guaranteed by SMLP or any of its restricted subsidiaries) if that default: (a) is caused by a failure to pay principal of, or interest or premium, if any, on such indebtedness prior to the expiration of the grace period provided in such indebtedness (a “Payment Default”); or (b) results in the acceleration of such indebtedness prior to its stated maturity, and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more; (vii) failure by SMLP or any of its restricted subsidiaries to pay final judgments aggregating in excess of $20.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (viii) except as permitted by the Indenture, any guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its guarantee of the Notes; and (ix) certain events of bankruptcy, insolvency or reorganization described in the Indenture with respect to the Issuers, SMLP or any of SMLP’s restricted subsidiaries that is a significant subsidiary or any group of SMLP’s restricted subsidiaries that, taken as a whole, would constitute a significant subsidiary of SMLP.

In the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization with respect to either Issuer, SMLP, any of SMLP’s restricted subsidiaries that is a significant subsidiary or any group of SMLP’s restricted subsidiaries that, taken as a whole, would constitute a significant subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Base Indenture and First Supplemental Indenture, copies of which are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Relationships

Certain of the Underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, investment banking and commercial banking services for the Partnership Parties and their respective affiliates, for which they have received or will receive customary fees and expense reimbursements. In particular, certain of the Underwriters and their affiliates are lenders under Summit Holdings’ revolving credit facility and, therefore, received a portion of the net proceeds from the Offering.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K under the sub-heading “Indenture” is incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
1.1

Underwriting Agreement, dated as of July 9, 2014, by and among Summit Midstream Holdings, LLC, Summit Midstream Finance Corp., Summit Midstream GP, LLC, the Guarantors named therein and the Underwriters named therein.

4.1	Base Indenture, dated as of July 15, 2014, by and among Summit Midstream Holdings, LLC, Summit Midstream Finance Corp. and U.S. Bank National Association.

4.2

First Supplemental Indenture, dated as of July 15, 2014, by and among Summit Midstream Holdings, LLC, Summit Midstream Finance Corp., the Guarantors party thereto and U.S. Bank National Association (including form of the 5½% senior notes due 2022).

5.1	Opinion of Latham & Watkins.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Summit Midstream Partners, LP
(Registrant)

	By:	Summit Midstream GP, LLC (its general partner)

Date: July 15, 2014	/s/ Matthew S. Harrison
Matthew S. Harrison, Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description
1.1

Underwriting Agreement, dated as of July 9, 2014, by and among Summit Midstream Holdings, LLC, Summit Midstream Finance Corp., Summit Midstream GP, LLC, the Guarantors named therein and the Underwriters named therein.

4.1	Base Indenture, dated as of July 15, 2014, by and among Summit Midstream Holdings, LLC, Summit Midstream Finance Corp. and U.S. Bank National Association.

4.2

First Supplemental Indenture, dated as of July 15, 2014, by and among Summit Midstream Holdings, LLC, Summit Midstream Finance Corp., the Guarantors party thereto and U.S. Bank National Association (including form of the 5½% senior notes due 2022).

5.1	Opinion of Latham & Watkins.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).